EXHIBIT 5.1

[Letterhead of Simpson Thacher & Bartlett LLP]

March 11, 2008

AXIS Capital Holdings Limited

92 Pitts Bay Road

Pembroke, Bermuda HM 08

Ladies and Gentlemen:

We have acted as counsel to AXIS Capital Holdings Limited, a Bermuda company (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company and the Trusts (as defined below) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) common shares of the Company, par value $0.0125 per share (the “Common Shares”); (ii) preference shares of the Company, par value $0.0125 per share (the “Preference Shares”); (iii) depositary shares (the “Depositary Shares”) representing fractional interests in Preference Shares or Common Shares and which may be represented by depositary receipts (the “Depositary Receipts”); (iv) debt securities, which may be either senior (“Senior Debt Securities”), subordinated (the “Subordinated Debt Securities”) or junior subordinated (the

“Junior Subordinated Debt Securities” and, collectively, the “Debt Securities”); (v) warrants (the “Warrants”) to purchase, or representing the right to receive an amount of cash determined in whole or in part by reference to the performance, level, or value of, securities of the Company and/or one or more other issuers, one or more currencies or commodities, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, or one or more indices or baskets of the foregoing (collectively, “Underlying Measures”), all as shall be designated by the Company at the time of offering; (vi) preferred securities (the “Trust Preferred Securities”) of AXIS Capital Trust I, a Delaware statutory trust, AXIS Capital Trust II, a Delaware statutory trust, and AXIS Capital Trust III, a Delaware statutory trust (collectively, the “Trusts”); (vii) guarantees of the Company to be issued in connection with the Trust Preferred Securities (the “Trust Preferred Guarantees”); (viii) contracts for the purchase and sale of the Underlying Measures, as shall be designated by the Company at the time of offering (the “Purchase Contracts”); (ix) purchase units of the Company (the “Purchase Units”), consisting of a Purchase Contract, Warrants and/or Debt Securities, Trust Preferred Securities or debt obligations of third parties, including U.S. treasury obligations, securing a holder’s obligation to purchase or to sell, as the case may be, any Underlying Measures under the Purchase Contract; and (x) Common Shares, Preference Shares, Debt Securities and Depositary Shares that may be issued upon exercise of Debt Securities, Warrants or Purchase Contracts, whichever is applicable. The Common Shares, the Preference Shares, the Depositary Shares, the Debt Securities, the Warrants, the Trust Preferred Securities, the Trust Preferred Guarantees, the Purchase Contracts and the Purchase Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act for an indeterminate aggregate offering price.

The Depositary Shares will be issued under one or more deposit agreements (each, a “Deposit Agreement”) among the Company, a bank or trust company named therein (each, a “Depositary”) and the holders from time to time of depositary receipts issued thereunder.

The Senior Debt Securities will be issued under an Indenture (the “Senior Indenture”) dated as of November 15, 2004 among the Company and The Bank of New York, as trustee (the “Senior Trustee”). The Subordinated Debt Securities will be issued under an Indenture (the “Subordinated Indenture”) to be entered into between the Company and The Bank of New York, as trustee (the “Subordinated Trustee”). The Junior Subordinated Debt Securities will be issued under an Indenture (the “Junior Subordinated Indenture” and together with the Subordinated Indenture, the “Subordinated Indentures”) to be entered into between the Company and The Bank of New York, as trustee (the “Junior Subordinated Trustee”). The Senior Indenture and the Subordinated Indentures are hereinafter referred to collectively as the “Indentures.”

The Warrants will be issued under one or more Warrant Agreements (each, a “Warrant Agreement”) between the Company, one or more agents as shall be named therein (each, a “Warrant Agent”) and, if applicable, one or more trustees as shall be named therein. Each party to a Warrant Agreement other than the Company is referred to hereinafter as a “Counterparty.”

The Trust Preferred Guarantees will be issued under one or more Indentures (each, a “Guarantee Agreement”) to be entered into between the Company and The Bank of New York, as trustee (the “Trust Preferred Guarantee Trustee”).

The Purchase Contracts will be issued pursuant to one or more Purchase Contract Agreements (each, the “Purchase Contract Agreement”) between the Company and an agent or agents as shall be named therein (the “Purchase Contract Agent”).

We have examined the Registration Statement, the form of Deposit Agreement, the Senior Indenture and the forms of the Subordinated Indentures and the form of Guarantee Agreement, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such company and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that: (1) at the time of execution, issuance and delivery of the Deposit Agreement, the Deposit Agreement will be the valid and legally binding obligation of the Depositary; (2) the Senior Indenture is the valid and legally binding obligation of the Senior Trustee; (3) at the time of execution, authentication, issuance and delivery of the Subordinated Debt Securities, the Subordinated Indenture will be the valid and legally binding obligation of the Subordinated Trustee; (4) at the time of execution, authentication, issuance and delivery of the Junior Subordinated Debt Securities, the Junior Subordinated Indenture will be the valid and legally binding obligation of the Junior Subordinated Trustee; (5) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto; (6) at the time of execution, issuance and delivery of the Trust Preferred Guarantees, the Guarantee Agreement will be the valid and legally binding obligation of the Trust Preferred Guarantee Trustee; (7) at the time of execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent; and (8) the Company is validly existing under the law of Bermuda.

We have assumed further that (1) at the time of execution, countersignature, issuance and delivery of the Depositary Shares, the related Deposit Agreement will have been duly authorized, executed and delivered by the Company in accordance with its Memorandum of Association and Bye-laws and the law of Bermuda, (2) execution, delivery and performance by the Company of such Deposit Agreement and Depositary Shares will not violate the law of Bermuda or any other applicable laws (excepting the law of the State of New York and the federal laws of the United States) and (3) execution, delivery and performance by the Company of such Deposit Agreement and Depositary Shares do not constitute a breach or violation of any agreement or instrument which is binding upon the Company.

We have assumed further that (1) the Company has duly authorized, executed and delivered the Senior Indenture in accordance with its Memorandum of Association and Bye-laws and the law of Bermuda, (2) execution, delivery and performance by the Company of the Senior Indenture and the Senior Debt Securities do not and will not violate the law of Bermuda or any other applicable laws (excepting the law of the State of New York and the federal laws of the United States) and (3) execution, delivery and performance by the Company the Senior Indenture and the Senior Debt Securities do not and will not constitute a breach or violation of any agreement or instrument that is binding upon the Company.

We have assumed further that (1) at the time of execution, authentication, issuance and delivery of the Subordinated Indentures, the Subordinated Debt Securities and the Junior Subordinated Debt Securities, the Subordinated Indentures will have been duly authorized, executed and delivered by the Company in accordance with its Memorandum of Association and Bye-laws and the law of Bermuda, (2) execution, delivery and performance by the Company of the Subordinated Indentures, the Subordinated Debt Securities and the Junior Subordinated Debt Securities will not violate the law of Bermuda or any other applicable laws (excepting the law of the State of New York and the federal laws of the United States) and (3) execution, delivery and performance by the Company of the Subordinated Indentures, the Subordinated Debt Securities and the Junior Subordinated Debt Securities do not constitute a breach or violation of any agreement or instrument which is binding upon the Company.

We have assumed further that (1) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company in accordance with its Memorandum of Association and Bye-laws and the law of Bermuda, (2) execution, delivery and performance by the Company of such Warrant Agreement and Warrants will not violate the law of Bermuda or any other applicable laws (excepting the law of the State of New York and the federal laws of the United States) and (3) execution, delivery and performance by the Company of such Warrant Agreement and Warrants do not constitute a breach or violation of any agreement or instrument which is binding upon the Company.

We have assumed further that (1) at the time of execution, authentication, issuance and delivery of any Guarantee Agreement and Trust Preferred Guarantees, the related Guarantee Agreement will have been duly authorized, executed and delivered by the Company in accordance with its Memorandum of Association and Bye-laws and the law of Bermuda, (2) execution, delivery and performance by the Company of the Guarantee Agreement and Trust Preferred Guarantees will not violate the law of Bermuda or any other applicable laws (excepting the law of the State of New York and the federal laws of the United States) and (3) execution, delivery and performance by the Company of the Guarantee Agreement and Trust Preferred Guarantees do not constitute a breach or violation of any agreement or instrument which is binding upon the Company.

We have assumed further that (1) at the time of execution, issuance and delivery of the Purchase Contracts, the related Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company in accordance with its Memorandum of Association and Bye-laws and the law of Bermuda, (2) execution, delivery and performance by the Company of the Purchase Contract Agreement and Purchase Contracts will not violate the law of Bermuda or any other applicable laws (excepting the law of the State of New York and the federal laws of the United States) and (3) execution, delivery and performance by the Company of the Purchase Contract Agreement and Purchase Contracts do not constitute a breach or violation of any agreement or instrument which is binding upon the Company.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. With respect to the Depositary Receipts, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the related Common Shares or Preference Shares, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the “Board”), (b) the related Common Shares or Preference Shares have been duly validly issued and are fully paid and nonassessable and (c) the due execution, issuance and delivery, as applicable, of the Depositary Shares and of the Depositary Receipts against deposit of the Common Shares or Preferences Shares in accordance with the Deposit Agreement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Deposit Agreement and such agreement, the Depositary Receipts will constitute valid evidence of interests in the related Common Shares or Preference Shares and will entitle the holders thereof to the rights specified in the Deposit Agreement.

2. With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

3. With respect to the Warrants, assuming (a) the taking of all necessary corporate action by the Board to approve the execution and delivery of a related Warrant Agreement and (b) the due execution, countersignature, issuance and delivery of such Warrants, upon payment of the consideration for such Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4. With respect to the Trust Preferred Guarantees, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Trust Preferred Guarantees and related matters by the Board, (b) the due issuance and delivery of the Trust Preferred Securities underlying such Trust Preferred Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Guarantee Agreement and such agreement and (c) the due issuance of such Trust Preferred Guarantees, such Trust Preferred Guarantees will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5. With respect to the Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board to approve the execution and delivery of the related Purchase Contract Agreement and (b) the due execution, issuance and delivery of the Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement and such agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6. With respect to the Purchase Units, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve (1) the issuance and terms of the Purchase Units, (2) the execution and delivery of the related Purchase Contract Agreement with respect to the Purchase Contracts that are a component of the Purchase Units and (3) the issuance and terms of each Security that is a component of the Purchase Units, the terms of the offering thereof and related matters, (b) due filing of the Certificate of Designations with respect to any Preference Shares that are a component of the Purchase Units and (c) the due execution, authentication, countersignature, issuance and delivery, as applicable, of (1) the Purchase Units, (2) such Purchase Contracts and (3) each other Security that is a component of the Purchase Units, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and, in the case of such Purchase Contracts, in accordance with the provisions of the applicable Purchase Contract Agreement, such Purchase Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth in paragraphs 1 through 6 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) to the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights. In addition, we express no opinion as to the validity, legally binding effect or enforceability of provisions relating to (x) the waiver of rights and defenses; (y) the separability or severability of provisions; or (z) choice of law or forum selection.

We do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP

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